EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Interests of Named Experts and Counsel” and to the use of our report dated December 1, 2004 included in the Registration Statement on Form SB-2 Amendment No. 2 and related Prospectus of Triton Resources, Inc. for the registration of shares of its common stock.

/s/ “Manning Elliott”

MANNING ELLIOTT

CHARTERED ACCOUNTANTS

Vancouver, Canada

April 15, 2005